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                                                              EXHIBIT 23.3

  With respect to the Registration Statement on Form S-3 (No. 333-71), as amended, filed by Kaiser Aluminum Corporation, a Delaware corporation (the "Registration Statement"), we hereby consent to the use of our name in the prospectus included in the Registration Statement under the headings (i) Risk Factors--2. Environmental Matters and Litigation; (ii) Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources--Asbestos Contingencies; and (iii) Note 8 of the Notes to Consolidated Financial Statements.

April 8, 1996                             THELEN, MARRIN, JOHNSON & BRIDGES